PURCHASE MONEY DEED OF TRUST


         THIS DEED OF TRUST (the "Deed of Trust"), made and entered into this 20th day of May, 2002, by and between DCF I, LLC, a North Carolina limited liability company, with offices located at 14 Consultant Place, Suite 250, Durham, North Carolina 27707 (the "Grantor"); KAREN TALLMAN, ESQ., a citizen and resident of the State of California with an address at 200 Continental Boulevard, El Sequndo, California 90245-0984 (the "Trustee"); and MERISEL PROPERTIES, INC., a Delaware corporation, with offices located at 200 Continental Boulevard, El Sequndo, California 90245-0984 (the "Beneficiary");

                              W I T N E S S E T H:

         WHEREAS, Grantor is obligated to Beneficiary in the sum of Two Million Nine Hundred Seventy-Five Thousand and 00/100 Dollars ($2,975,000.00), pursuant to Grantor's promissory note (the "Note") of even date herewith made payable to Beneficiary, with interest only payable in installments with the final installment of principal and interest, if not sooner paid, being due and payable on May 20, 2004. And it has been agreed that the satisfaction of said obligation shall be secured by the conveyance of the land hereinafter described.

         NOW, THEREFORE, in consideration of the premises, and for the purpose aforesaid, and for the sum of One Dollar ($1.00) to Grantor paid by Trustee, said Grantor has bargained, sold, given, granted and conveyed and by these presents does bargain, sell, give, grant and convey unto Trustee, and his successors and assigns, a certain tract or parcel of land lying and being in the Town of Cary, County of Wake, State of North Carolina, and more particularly described on Exhibit A attached hereto and incorporated herein (the "Property"), subject to the exceptions to title listed on Exhibit B attached hereto and incorporated herein.

         TO HAVE AND TO HOLD the Property, with all the rights, privileges and appurtenances thereunto belonging, to Trustee and his successors and assigns, upon the trusts and for the uses and purposes following and none other, that is to say:

         If Grantor shall fail or neglect to satisfy any of its obligations (a) pursuant to the Note, or (b) under the terms of Section VII of that certain Construction Loan Agreement by and between Borrower and Lender dated of even date herewith, or shall fail to cure any other default herein within thirty (30) days after receipt of written notice of such default, the whole of the indebtedness represented by the Note shall become due and payable at the option of Beneficiary, and on application of Beneficiary, or Beneficiary's assignee, or any other person who may be entitled to the moneys due thereon, it shall be lawful for and the duty of Trustee, after complying with all requirements of North Carolina law in effect at that time relating to foreclosure sales under powers of sale contained in deeds of trust, to expose the Property at public

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sale to the highest bidder, for cash, and upon such sale to convey the Property to the purchaser in fee simple. And Trustee, after first retaining not more than a five per cent (5%) commission for making such sale, and after paying all expenses of said sale, shall apply so much of the residue of said proceeds of such sale as may be necessary to pay off and discharge Grantor's obligations pursuant to the Note, and shall pay the surplus, if any remain, to Grantor.

THIS IS A PURCHASE MONEY DEED OF TRUST GIVEN TO SECURE THE BALANCE OF PURCHASE MONEY FOR THE REAL ESTATE DESCRIBED ON EXHIBIT A, AND GRANTOR SHALL NOT BE LIABLE FOR ANY DEFICIENCY.

         And Grantor further covenants and agrees to and with Trustee and Beneficiary that it will (a) keep the Property in good order, repair, and condition, reasonable wear and tear excepted, and will not commit waste of the Property, (b) allow Beneficiary, or Beneficiary's authorized agent, to inspect the Property between 9:00 A.M. and 5:00 P.M. Monday through Friday upon two (2) days written notice to Grantor, and provide Beneficiary, or Beneficiary's authorized agent, access to the Property for such purpose, (c) keep all improvements on the Property, now or hereafter erected, constantly insured for the benefit of Beneficiary against loss by fire, windstorm, and such other casualties and contingencies, the loss, if any, to be made payable in the policy or policies of insurance to the Beneficiary as its interest may appear, the loss payable clauses to be in such form as the Beneficiary may reasonably require and by such companies and for such amounts, not less than the amount necessary to pay the sum secured by this Deed of Trust, as may be reasonably satisfactory to Beneficiary, pay all premiums therefor, and deliver to Beneficiary such policies along with evidence of premium payment as long as the obligation secured hereby remains unpaid, and if Grantor fails to purchase such insurance, pay premiums therefor or deliver said policies along with evidence of payment of premiums thereon, then Trustee or Beneficiary, at their option, may purchase such insurance, and all amounts so expended in doing so by Trustee or Beneficiary, with interest from date of payment at eighteen percent (18%) per annum, shall be secured under this conveyance and be due and payable upon demand, and (d) pay when due all taxes, levies, assessments and any and all other liens against the Property and deliver promptly the official receipts therefor (or copies thereof) to Beneficiary, and if Grantor shall fail to do so, Trustee, or Beneficiary, may pay such taxes, levies, assessments and liens and all amounts so expended in payment of taxes by Trustee or Beneficiary, with interest from date of payment at eighteen per cent (18%) per annum, shall be secured under this conveyance and be due and payable upon demand.

         And Grantor and Trustee do hereby covenant and agree to and with Beneficiary, that in case Trustee shall die, become incapable of acting, renounce his trust, or for other reason become unacceptable to Beneficiary, then Beneficiary, or any subsequent holder of the Note, may appoint, in writing, a trustee to take the place of Trustee, and upon the probate and registration of the same the trustee thus appointed shall succeed to all the rights and powers of Trustee.

         IT IS FURTHER STIPULATED AND AGREED that any statement of facts or recital by Trustee contained in any deed made pursuant to the foreclosure of this Deed of Trust with respect to the nonpayment of the money secured to be paid, the amount due, the advertisement, sale, and receipt of the money shall be received as prima facie evidence of such facts.
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         AND IT IS FURTHER STIPULATED AND AGREED that if Grantor shall fully satisfy its obligations pursuant to the Note and discharge fully the trust herein declared, before such sale, or the same shall be done by a sale of part of the Property, then so much of the Property as may not have been sold, and are not required to meet any of said trusts, shall be reconveyed to Grantor, or the title thereto be revested in Grantor, according to the provisions of law.

         Except as permitted by the terms of the Construction Loan Agreement dated of even date herewith, Grantor agrees that if the Property or any part thereof is sold, assigned, transferred, conveyed or otherwise alienated by Grantor, whether voluntarily or involuntarily or by operation of law, without the prior written consent of Beneficiary, Beneficiary, at Beneficiary's option, may declare the obligations of Grantor secured hereby and all other obligations hereunder to be forthwith due and payable. Any change in legal or equitable title of the Property or in the beneficial ownership of the Property, including the sale, conveyance or disposition of a forty percent (40%) interest in Grantor, whether or not of record and whether or not for consideration, shall be deemed to be the transfer of an interest in the Property.

         The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]


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         IN WITNESS WHEREOF, Grantor has caused this instrument to be executed under seal, the day and year first above written.

                            DCF I, LLC,
                            a North Carolina limited liability company (SEAL)



                             BY: /s/Anthony Dilweg
                                ----------------------------------- (SEAL)
                                Anthony Dilweg, Manager




STATE OF NORTH CAROLINA

COUNTY OF ____________________



         I, a Notary Public of the County and State aforesaid, certify that Anthony Dilweg personally came before me this day and acknowledged that he is Manager of DCF I, LLC, a North Carolina limited liability company, and that by authority duly given and as the act of the company, the foregoing instrument was signed in its name by him.

         Witness my hand and official stamp or seal, this the ______ day of _________, 2002.



(SEAL)                            ___________________________________
                                  Notary Public

My Commission Expires:

---------------------




[Signature Page to Purchase Money Deed of Trust]







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                                    EXHIBIT A

                             DESCRIPTION OF PROPERTY

         BEING all of that certain tract or parcel of land designed as Lot 25R, containing 6.989 acres, according to plat of survey entitled "Recombination Map, Lot 25R, MacGregor Park" dated April 5, 1999, prepared by Niall W. Gillespie, Professional Land Surveyor, of Niall Gillespie, R.L.S. and recorded in Book of Maps 1999, Page 933, Wake County Registry.

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                                    EXHIBIT B
                               EXCEPTIONS TO TITLE

1. Taxes for the year 2002 and years thereafter which are not yet due and payable.

2. Restrictions appearing of record in Book 3150, Page 374 and in Book 4831 at Page 122.

3. Those certain matters shown on recorded in Book of Maps 1999 at Page 933, WakeCounty Registry.

4. Those certain matters shown on recorded Book of Maps 1994 at Page 1332 including a twenty (20) foot water line easement located on property.

5. Easement(s) to Carolina Power & Light Company recorded in Book 972 at Page 323; Book 995 at Page 198; Book 1033 at Page 68; Book 1228 at Page 304; Book 2887 at Page 616 and in Book 1717 at Page 213, Wake County Registry.

6. Easement (s) to North Carolina Department of Transportation recorded in Book 6316 at Page 878 and in Book 6216 at Page 17, Wake County Registry.

7. Easement(s) to Southern Bell recorded in Book 4081 at Page 585 and in Book 4177 at Page 787, Wake County Registry.

8. Reservoir Watershed Protection and Access Easement and Agreement recorded in Book 8576 at Page 1012 and as shown on map recorded in Book of Maps 2000 at Page 710, Wake County Registry.

9. Assignment of Declarant's rights recorded in book 5115 at Page 291, Wake County Registry.

10. These certain matters shown upon plat of survey by Niall W. Gillespie, RLS, dated 2/5/02, including but not limited to:
a.       portion of a twenty (20) foot water line easement;
b.       storm water retention device and underground storm pipes;
c.       private reservoir watershed protection easement area;
d.       rip rap;
e.       twenty (20) foot type B buffer;
f.       CP&L transformers;
g.       tv pedestals;
h.       one hundred (100) foot undisturbed thoroughfare corridor buffer;
i.       light poles;
j. private twenty (20) foot access easement for reservoir watershed protection easement area;
k.       reinforced concrete pipe;
l.       sign; and
m.       a thirty (30) foot streetscape.